Exhibit 99.1

Partnership Contact:

Bradley W. Harris

(614) 643-0314

ir@OxfordResources.com

Oxford Resource Partners, LP to Report Fourth Quarter and

Full Year 2012 Financial Results on April 1, 2013

COLUMBUS, Ohio, March 27, 2013 – Oxford Resource Partners, LP (NYSE: OXF) (the “Partnership” or “Oxford”) will report its fourth quarter and full year 2012 financial results before the market opens on Monday, April 1, 2013.  The Partnership’s management team will hold a conference call to review the results at 10:00 a.m. Eastern Time on that day.

Participants may access the conference call by dialing (866) 783-2138 or (857) 350-1597 for international callers and providing passcode 62313064. The call will also be webcast live on the Internet in the Investor Relations section of the Partnership’s website at www.OxfordResources.com.

An audio replay of the conference call will be available for seven days beginning at 12:00 p.m. Eastern Time on April 1, 2013 and may be accessed at (888) 286-8010 or (617) 801-6888 for international callers.  The replay passcode is 56294963.  The webcast will also be archived on the Partnership’s website at www.OxfordResources.com for 30 days following the call.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low-cost producer of high value steam coal in Northern Appalachia and the Illinois Basin. Oxford markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. The Partnership is headquartered in Columbus, Ohio.

For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.OxfordResources.com. Financial and other information about the Partnership is routinely posted on and accessible at www.OxfordResources.com.